Exhibit 99.1

For Further Information:

Scheid Vineyards Inc. (Nasdaq SCM:  SVIN)

305 Hilltown Road

Salinas, CA 93908

(831) 455-9990

www.scheidvineyards.com

CONTACT:	Scott Scheid, President and Chief Executive Officer
Mike Thomsen, Chief Financial Officer

For Immediate Release:

April 19, 2006

SCHEID VINEYARDS INC. ANNOUNCES THE MAILING OF ITS DEFINITIVE INFORMATION STATEMENT IN CONNECTION WITH ITS REVERSE STOCK SPLIT

SALINAS, CA – April 19, 2006 - Scheid Vineyards Inc. (Nasdaq SCM:  SVIN) (“Scheid”) announced today that it mailed its Schedule 14C Definitive Information Statement to its stockholders of record, describing a 1-for-5 reverse stock split (“Reverse Stock Split”) of Scheid’s Class A and Class B Common Stock. As a result of the Reverse Stock Split, the holders of record of Scheid’s Class A Common Stock will be reduced to less than 300. The purpose of the Reverse Stock Split is to position Scheid to be able to terminate the registration of its Class A Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) so that it will no longer be required to file periodic reports and other information with the Securities and Exchange Commission (the “SEC”).

Scheid intends to effect the Reverse Stock Split by filing an amendment to its Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State, which will be effective on May 12, 2006. On the effective date of the Amendment, stockholders holding fewer than five (5) shares immediately prior to the effectiveness of the Amendment, and stockholders holding a number of shares not evenly divisible by five (5), of either Class A or Class B Common Stock, will receive a cash payment in the amount of $9.25 per pre-split share, in lieu of a fraction of a share of new Class A Common Stock and/or new Class B Common Stock that would otherwise be issued following the Reverse Stock Split.

On or about May 12, 2006, Scheid intends to file a Form 15 with the SEC which will terminate the registration of its Class A Common Stock under the Exchange Act. Scheid anticipates that it will continue future operations as a non-reporting company, thereby relieving it of the costs, administrative burdens and competitive disadvantages associated with operating as an SEC reporting company. In connection with the deregistration process, Scheid will request that Nasdaq delist its Class A Common Stock from The Nasdaq SmallCap Market as of the close of business on May 12, 2006. Thereafter, Scheid anticipates that its shares of Class A Common Stock will be traded on the Pink Sheets Electric Quotation Service, but can make no assurances that any broker will make a market in the Scheid’s Class A Common Stock.

All stockholders are urged to read the Definitive Information Statement and any other relevant documents filed with the SEC, since they will contain important information about the transaction. Stockholders may obtain the documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, stockholders may obtain documents filed with the SEC by Scheid free of charge by requesting them in writing from Scheid, 305 Hilltown Road, Salinas, California 93908, or by telephone at (831) 455-9990. Scheid will also mail a copy of the Definitive Information Statement to its stockholders.

About Scheid Vineyards Inc.

Scheid Vineyards Inc. (www.scheidvineyards.com) is an independent producer of premium wine grapes and bulk wine. Scheid operates approximately 5,700 acres of vineyards, primarily in Monterey County, California. Scheid sells most of its grape production under short and long-term grape and bulk wine contracts to wineries producing high quality table wine. Scheid also operates a winery with an approximately 11,000 ton processing capability in which Scheid produces bulk wine, as well as a small amount of ultra premium wine under its own label.

Forward Looking Statements

Those statements above that involve expectations or intentions (such as those related to the proposed transaction) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; and other risks outlined in our filings with the SEC, including the annual report on Form 10-KSB for the year ended December 31, 2005 and the most recent quarterly report on Form 10-QSB for the third fiscal quarter ended September 30, 2005. All forward-looking statements are only as of the date they are made and Scheid disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.